SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

                        Date of Report: February 28, 2001

                                   AT&T CORP.


A New York                      Commission File                  I.R.S. Employer
Corporation                        No. 1-1105                     No. 13-4924710




            32 Avenue of the Americas, New York, New York 10013-2412


                         Telephone Number (212) 387-5400

Form 8-K
AT&T Corp.
February 28, 2001

Item 5.  Other Events.

On Wednesday, February 28, 2001, AT&T said that it has formally requested that Time Warner Entertainment (TWE) convert the limited partnership into a corporation and create equity securities that have voting rights for registration with the Securities and Exchange Commission. AT&T requested that its entire stake of approximately 25.5 percent in TWE be designated for registration.

AT&T's request was made under terms of a partnership agreement the company inherited as part of its June, 2000, acquisition of the MediaOne Group. Under that agreement, AT&T has the right to make this request during periodic 60-day windows of time.

AT&T also announced that it plans to continue its ongoing discussions with AOL Time Warner to reach a negotiated agreement regarding the company's stake in TWE. AT&T said that the company and AOL Time Warner have agreed to suspend action under the TWE registration process until March 15, 2001, while they continue their discussions.

The company's actions with regard to its interests in TWE are part of its plan to reduce AT&T's debt.

There can be no assurance that the discussions between AT&T and AOL Time Warner will result in an agreement. AT&T does not plan to provide further updates on the discussions unless and until an agreement is reached.

Form 8-K
AT&T Corp.
February 28, 2001



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  AT&T CORP.


                                  /s/      Marilyn J. Wasser
                                  -----------------------------------
                                  By:      Marilyn J. Wasser
                                           Vice President and Secretary

February 28, 2001